UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 14, 2020

INNOCAP, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-153035	01–0721929
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

154-09 146th Ave, Jamaica, NY 11434
(Address of principal executive offices) (zip code)

112 N. Walnut Street PO Box 489 Jefferson, TX 75657-0489
(Former name or former address, if changed since last report.)

(718) 978-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	None	None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company [   ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [   ]

Item 1.01 Entry Into A Material Definitive Agreement

Promissory Note Amendment

As previously reported on a Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 13, 2020, on October 8, 2020, Innocap, Inc. a Nevada corporation (“Innocap” or the “Company”), entered into a securities purchase agreement with an accredited investor (the “Investor”), pursuant to which the Company sold to the Investor a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000, realizing gross proceeds of $1,000,000 (the “Original Note”). It was previously reported that the Original Note matured on December 6, 2021 due to a scrivener’s error. The maturity date of the Original Note is October 6, 2021.

The conversion price of the Original Note equaled the average of the closing prices on the principal market for the ten (10) trading days immediately preceding the date written notice of conversion is provided to the Company, subject to adjustment.

On October 14, 2020, the Company and Investor agreed to amend the Original Note (the “Amended Note”), specifically to amend the conversion price. Accordingly, pursuant to the Amended Note, the conversion price shall be equal to $0.00179638 (the “Amended Conversion Price”); provided, however, that in no instance shall the investor be entitled to convert at a price lower than $0.00119759 (the “Floor Price”) and in no instance shall the investor be entitled to convert into such an amount of common stock that, together with all shares of common stock which have been previously converted, would equal greater than 13.8875% of the total issued and outstanding shares of common stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Conversion Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.00119759. The Amended Note matures on October 6, 2021.

Financing

On October 14, 2020, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with 3a Capital Establishment (“3a”) pursuant to which the Company sold to 3a (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “3a Note”) realizing gross proceeds of $1,000,000 (the “Proceeds”) and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein (the “3a Warrant”). The transaction with 3a closed on October 19, 2020 upon receipt of the Proceeds.

The 3a Note matures on October 6, 2021 (the “Maturity Date”) and is convertible at any time. The conversion price of the 3a Note shall be equal to $0.00179638 (the “Conversion Price”); provided, however, that in no instance shall the investor be entitled to convert at a price lower than $0.00119759 (the “3a Note Floor Price”) and in no instance shall 3a be entitled to convert into such an amount of common stock that, together with all shares of common stock which have been previously converted, would equal greater than 13.8875% of the total issued and outstanding shares of common stock of the Company, subject to adjustment as provided herein, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Conversion Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.00119759.

Provided that the Company has satisfied all of the Equity Conditions (as defined in the 3a Note) the Company may deliver a notice to 3a (an “Optional Redemption Notice”, of its irrevocable election to redeem some or all of the then outstanding principal or interest amount of the 3a Note for cash in an amount equal to the Optional Redemption Amount as further described in the 3a Note (the “Optional Redemption Amount”) on the 20th Trading Day following the Optional Redemption Notice.

If the Company or any subsidiary thereof, as applicable, at any time while the 3a Note is outstanding, shall sell or grant any option to purchase, or sell or grant any right to reprice, or otherwise dispose of or issue (or announce any offer, sale, grant or any option to purchase or other disposition) any common stock or common stock equivalents, at an effective price per share less than the Conversion Price then in effect other than in respect of an Exempt Issuance (as defined therein) (such lower price, the “Base Share Price” and such issuances collectively, a “Dilutive Issuance”), then simultaneously with the consummation of each Dilutive Issuance the Conversion Price shall be reduced and only reduced to equal the Base Share Price. Such adjustment shall be made whenever such common stock or common stock equivalents are issued.

Additionally, while the 3a Note remains outstanding the Company shall not, without prior written approval from 3a enter into a Variable Rate Transaction (as defined in the 3a Note). Further, as long as the 3a Note remains outstanding, upon any issuance by the Company of common stock, common stock equivalents or other indebtedness or other securities, whether for cash consideration or a combination of units thereof (a “Subsequent Financing”), 3a shall have the right to participate up to is Pro Rata Portion (as defined in the Purchase Agreement) of a percentage of such Subsequent Financing equal to, in the aggregate, one hundred percent (100%) in case of any offering on the same terms, conditions and price provided for in the Subsequent Financing.

The 3a Warrant has a term of five years and may only be exercised on a cash basis at an “Exercise Price” equal to $0.001946, subject to adjustment (the “Exercise Price”); provided, however, that in no instance shall 3a be entitled to at a price lower than $0.001946 (the “Floor Price”) and in no instance shall 3a be entitled to exercise the 3a Warrant into such an amount of common stock that, together with all shares of Common Stock which have been previously exercised by 3a, would equal greater than 8.546 % of the total issued and outstanding shares of common stock of the Company, subject to adjustment, including, but not limited to, adjustments for any stock split, stock combination, reclassification or similar transaction that proportionately decreases or increases the common stock during such measuring period. The Exercise Price shall be rounded down to the nearest $0.0001 and in no event lower than $0.001946.

In connection with the issuance of the 3a Note and 3a Warrant to 3a that Company and the Investor also entered into a registration rights agreement (“Registration Rights Agreement”) pursuant to which the Company has agreed to register the common stock underlying the 3a Note and 3a Warrant within a period of 60 days from the date of the Closing.

A copy of the Original Note, Amended Note, the 3a Note, the 3a Warrant, the Purchase Agreement, and the Registration Rights Agreement, are included as Exhibits 4.1, 4.2, 4.3, 4.4, 10.1, and 10.2, respectively, to this Current Report and is hereby incorporated by reference. All references to the Original Note, Amended Note, the 3a Note, the 3a Warrant, the Purchase Agreement, and the Registration Rights Agreement, are qualified, in their entirety, by the text of such exhibits.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The applicable information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits. Exhibit No. Description

Exhibit No.	Description
4.1	10% Convertible Promissory Note, dated October 8, 2020 (incorporated by reference to Exhibit 4.1 to Current Report on Form 8-K filed with Securities and Exchange Commission on October 13, 2020)

4.2*	10% Convertible Promissory Note, dated October 14, 2020.

4.3*	10% Convertible Promissory Note, dated October 14, 2020

4.4*	Common Stock Purchase Warrant, dated October 14, 2020.

10.1*	Securities Purchase Agreement, dated October 14, 2020.

10.2*	Registration Rights Agreement, dated October 8, 2020.

* Filed Herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INNOCAP, INC.

Date: October 19, 2020	By:	/s/Sunandan Ray
	Name:	Sunandan Ray
	Title:	Chief Executive Officer